UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2005

CardioDynamics International Corporation

(Exact name of registrant as specified in its charter)

California	0-11868	95-3533362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Nancy Ridge Drive, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858)-535-0202

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On April 21, 2005, CardioDynamics International Corporation (“Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm. The change is the result of a competitive bidding process initiated by the Company as part of its ongoing efforts to reduce expenses. The decision to change independent accountants was recommended by the Company’s management and approved unanimously by the Company’s Audit Committee and Board of Directors. The Audit Committee is in the process of selecting a new independent registered public accounting firm, but has not yet engaged a firm to serve in that role.

KPMG’s audit report on the Company’s consolidated financial statements for the fiscal years ended November 30, 2004 and 2003, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. As described in the Company’s Annual Report on Form 10-K/A for the year ended November 30, 2004, the audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of November 30, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report (1) indicates that the Company did not maintain effective internal control over financial reporting as of November 30, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management identified material weaknesses in internal control over financial reporting related to the Company’s accounting for income taxes and the calculation of the Company’s allowance for doubtful accounts. Specifically, deficiencies were identified related to management’s review of income tax accounting documentation, prepared by a contracted third party, that failed to identify a material error in certain income tax calculations related to a tax benefit resulting from the exercise of warrants. Additionally, as of November 30, 2004 management identified a material weakness in internal controls over financial reporting related to the calculation of the Company’s allowance for doubtful accounts. Specifically, the Company’s control over the calculation was not designed with adequate precision in order to appropriately reserve for the uncollectible portion of certain classes of aged accounts receivable. This deficiency in internal control over financial reporting resulted in an understatement of the Company’s allowance for doubtful accounts, and (2) was modified as to audit scope as follows:

CardioDynamics International Corporation acquired Vermed Medical Inc. and Medis in separate transactions during 2004, and management excluded from its assessment of the effectiveness of CardioDynamics International Corporation’s internal control over financial reporting as of November 30, 2004, Vermed’s internal control over financial reporting associated with total assets of $19,156,000 and total revenues of $6,729,000 and Medis’ internal control over financial reporting associated with total assets of $4,049,000 and total revenues of $730,000 included in the consolidated financial statements of CardioDynamics International Corporation and subsidiaries as of and for the year ended November 30, 2004. Our audit of internal control over financial reporting of CardioDynamics International Corporation also excluded an evaluation of the internal control over financial reporting of Vermed and Medis.

During the two most recent fiscal years and through April 21, 2005, there were no (1) disagreements with the Company or KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Company or KPMG, would have caused the Company or KPMG to make reference thereto in their report on the financial statements, or (2) reportable events, except that KPMG advised the Company of material weaknesses in internal control over financial reporting related to the Company’s accounting for income taxes and the calculation of the Company’s allowance for doubtful accounts, as more fully described in the previous paragraph.

The Company has furnished to KPMG the statements made in this Item 4.01. A copy of a letter addressed to the Securities and Exchange Commission from KPMG regarding these statements is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

The following exhibits are furnished as a part of this Current Report on Form 8-K:

Exhibit 16.1 Letter from KPMG to the Securities and Exchange commission dated April 29, 2005, regarding agreement with the statements made in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioDynamics International Corporation

Date: May 2, 2005	/s/ Stephen P. Loomis
Stephen P. Loomis Chief Financial Officer